Exhibit 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS
     We hereby consent to the incorporation by reference in this post effective amendment No. 2 to Form S-1 (No. 333-138340) (“Registration Statement”) of our report dated February 25, 2008 relating to the financial statements of HWIC Asia Fund which appears in Odyssey Re Holdings Corp’s Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ PricewaterhouseCoopers LLP
Chartered Accountants, Licensed Public Accountants
Toronto, Canada
April 2, 2008